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                                                                    Exhibit 10.2



                       FORM EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is signed on June 19, 2006 in Qidong, the People's Republic of China ("China"), between:

Jiangsu Linyang Solarfun Co., Ltd. (the "Company"), a company organized and existing under the laws of the People's Republic of China, and

[-] (the "Employee"), an individual residing at [-].


                          ARTICLE 1. GENERAL PROVISIONS

1.1 EMPLOYMENT

The Company hereby offers formal employment to the Employee and the Employee hereby agrees to be employed by the Company, as Vice President, and shall perform all services appropriate to that position, as well as such other services as may be assigned by the Company. The Employee shall devote its best efforts and full-time attention to the performance of its duties.


                                 ARTICLE 2. TERM

2.1 TERM

The term of this Agreement shall commence on June 19, 2006 (the "Start Date") and shall continue for a period of three (3) years from the date of commencement (the "Term"), unless this Agreement is earlier terminated in accordance with its terms.

2.2 RENEWAL OF AGREEMENT

The Term may be renewed for additional periods from the scheduled expiration of the Term by written agreement between the parties. Negotiation to renew the Term shall be held at least sixty (60) days prior to the scheduled expiration of the Term.


                            ARTICLE 3. SCOPE OF WORK

3.1 SCOPE OF WORK

As Vice President, the Employee's responsibilities shall include (but are not necessarily limited to) the following areas:

- As determined by the Board of Directors of the Company or the CEO of the Company.

The Employee shall be subject to the direction of the Company, which shall retain full control of the means and methods by which it performs the above services and of the place(s) at which all services are rendered. The Employee shall be expected to travel if necessary or advisable in order to meet the obligations of its position.

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3.2 DUTIES OF EMPLOYEE

During the Term, the Employee shall be employed by the Company on a full-time basis and the Employee shall diligently perform the Employee's duties, work in co-operation with the Employee's colleagues, and observe the terms of this Agreement and the applicable regulations and guidelines of the Company, including the work rules contained in the Company's employee handbook (the "Employee Handbook").


                      ARTICLE 4. REMUNERATION AND BENEFITS

4.1 BASE SALARY

In consideration of the services to be rendered under this Agreement, the Company shall pay the Employee an initial monthly gross salary determined by the compensation committee of the board of directors of the Company, payable as specified below and pursuant to the Company's usual payroll practices. The Company shall review annually the Employee's compensation and shall determine whether and how much the existing compensation shall be adjusted, with reference to the policy or practice that the Company may have for adjusting salaries. All compensation and comparable payments to be paid to the Employee under this Agreement shall be less withholdings required by applicable law.

The Employee's salary shall be paid monthly in arrears at the end of each month or no later than five (5) days from the end of each month and shall be paid directly to the Employee or through the Employee's bank account. In the event this Agreement is terminated prior to the end of the Term, the Employee's salary shall be pro rated accordingly.

4.2 WORKING HOURS

Normal work hours shall be eight (8) hours each day not including meals and rest, five (5) days per week, Monday to Friday, for a total of forty (40) hours per week. It may be necessary to work outside normal office hours and on weekends from time to time. The parties agree that the Employee's salary specified in Article 4.1 above takes into consideration the work the Employee may undertake outside normal office hours and that the Employee's working hours shall be the "Flexible Work Hours", which can ensure the proper completion of the Employee's work assignments hereunder to the satisfaction of the Company; therefore, no additional amounts are payable for work outside normal office hours.

4.3 BONUS AND OPTION

The Employee will be eligible to participate in the Company's annual performance bonus scheme and any stock option or incentive plan approved and adopted by the board of directors of the Company.

4.4 BENEFITS

The Employee shall be entitled to insurance and other benefits commensurate with the Employee's position in accordance with the Company's standard policies in effect from time to time. The Employee shall also be entitled to ten (10) days of paid vacation in the first year of

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employment and the number of days of such paid vacation shall be increased in the following years of employment. All benefits shall begin to accrue on the Effective Date. In the event this Agreement is terminated prior to the end of the Term, benefits shall be pro rated accordingly.

4.5 EXPENSES

The Company shall reimburse the Employee for reasonable travel and other business expenses incurred by the Employee in the performance of its duties, in accordance with the Company's policies, as they may be amended in the Company's sole discretion.


                            ARTICLE 5. REPRESENTATION

5.1 CONFLICTING AGREEMENTS

The Employee hereby represents and warrants that the execution of this Agreement and the performance of the Employee's obligations hereunder will not breach or be in conflict with any other agreement to which the Employee is a party or is bound and that the Employee is not now subject to any covenants against competition or similar covenants that would affect the performance of the Employee's obligations under this Agreement. The Employee will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.


                      ARTICLE 6. TERMINATION OF EMPLOYMENT

6.1 TERMINATION BY COMPANY WITHOUT ADVANCE NOTICE

The Company may, without advance notice, terminate this Agreement under any of the following circumstances:

(a) The Employee seriously violates the internal rules or labor discipline of the Company;

(b) The Employee commits an act of serious dereliction of duty or graft, which causes significant harm to the Company's interest;

(c) The Employee is sentenced for a criminal offence; or

(d) Other circumstances that may give rise to immediate termination of employment pursuant to the applicable PRC laws and regulations.

6.2 TERMINATION BY COMPANY WITH ADVANCE WRITTEN NOTICE

The Company may terminate this Agreement with thirty (30) days advance written notice to the Employee under any of the circumstances set forth below:

(a) The Employee is incompetent for his/her job and such incompetence can not be cured through training or transfer of working positions;

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(b) The Employee suffers a non-occupational disease or injury, and can perform neither his/her current work assignment nor his/her new work assignment after expiration of the statutory medical treatment period for his/her non-occupational disease or injury;

(c) A substantial change of circumstances which renders performance of this Agreement impossible and attempts at re-negotiating a new agreement fails; or

(d) The Company has to layoff its staff due to (i) legal reorganization caused by approaching bankruptcy, or (ii) serious difficulties in its production operations.

6.3 NO TERMINATION BY THE EMPLOYEE

The Employee may not terminate his employment during the Term, provided that he has received special benefits from the Company, including without limitation the housing or automobile allowances, stock option or any other incentive plan.

6.4 AUTOMATIC TERMINATION

This Agreement shall be terminated automatically upon the occurrence of any of the following circumstances:

(a) The Company dissolved or declared bankrupt according to the relevant laws and regulations;

(b) The Employee reaches the legal retirement age; or

(c) The Employee dies.

6.5 SEVERANCE

Without prejudice to any other rights under the applicable laws, if the Employee's employment with the Company is terminated pursuant to Articles 6.2, the Employee shall be entitled to a severance package in accordance with applicable laws and regulations.


                        ARTICLE 7. EMPLOYEE'S OBLIGATION

7.1 TERMINATION OBLIGATIONS

Upon termination of this Agreement, the Employee agrees that all property, including, without limitation, all equipment, tangible Confidential Information (as defined below), documents, records, notes, contracts, and computer-generated materials furnished to or prepared by the Employee incident to its employment belongs to the Company and shall be returned promptly to the Company upon termination of the Employee's employment.

Following any termination of the Term, the Employee shall fully cooperate with the Company in all matters relating to the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees of the Company. The Employee shall also cooperate in the

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defence of any action brought by any third party against the Company that relates in any way to the Employee's acts or omissions while employed by the Company.

7.2 OTHER ASSOCIATION

During the Term of this Agreement, the Employee shall neither directly nor indirectly alone or in association with others be connected with or undertake any other business or professional activity, including employment, without the prior written permission of or express authorization by the Company.

7.3 DUE PRACTICE

The Employee shall not, and shall not direct any other person to, offer, promise or give to any government official, any political party or official thereof, any candidate for political office, or any other person any money or any other thing of value while knowing or having reason to know that all or a portion of such money or thing of value will be offered, promised, or given directly to any of those listed above for the purpose of influencing any action, omission, or decision by the recipient in order to obtain or retain business for the Company or to direct business to another.


            ARTICLE 8. CONFIDENTIALITY; INVENTIONS; NON-COMPETITION;
                                NON-SOLICITATION

8.1 CONFIDENTIALITY

The Employee hereby acknowledges that the Company has and owns certain confidential information and trade secrets that are not accessible to the public, are capable of generating economic benefits, have certain tangible value, and that the Company has adopted appropriate measures to safeguard these confidential information and trade secrets (the "Confidential Information"). Due to his/her position in the Company, the Employee is capable of acquiring and being knowledgeable of such Confidential Information. Confidential Information includes the following information and data: management and service processes, technology, sales, marketing, customer information, finances and other information of the Company or any business entity affiliated with the Company, and information relating to the products, procedures, business and services of the Company.

Upon termination of this agreement, the Employee will return to the Company all files, materials and the photocopies thereof, software, diskettes, hard drive and laser discs belonging to the Company or relating to the Confidential Information.

The Employee hereby agrees and warrants that, during the term of this agreement and in the years thereafter, the Employee shall not use the Confidential Information of the Company for his/her personal purposes or personal gains or for any purpose other than the Employee's performance of the Employee's duties and obligations under this Agreement. Unless otherwise permitted by the Company in writing, the Employee also agrees that, during the term of this agreement and after termination of this agreement, he/she shall not disclose any such Confidential Information to any company or person, organization or entity for any purpose and in any manner, except (a) to the Company's employees at the request of the Company, or (b) as

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required by law, regulation, governmental order, or order of any competent court. The Employee further acknowledges that the Company owns the absolute title to such Confidential Information, and the Employee will not raise any objection or claim any right to the ownership to such Confidential Information, and that, without the written approval of the Company, the Employee shall not apply for any registration or filing of the ownership right to the Confidential Information in any place of the world under his/her or any other person or Company's name.

8.2 INVENTIONS

If, during the term of this Agreement, the Employee performs work that results in the development of any inventions relating to processes, products or formulations (the "Inventions"), such Inventions shall be the exclusive property of the Company, and the Employee shall promptly disclose the Inventions to the Company, and shall take all necessary steps, including the execution of documents, to vest title and ownership of the Inventions in the Company. Notwithstanding the foregoing and subject to complying with Article 7.2, the Employee shall have the right to retain ownership of all patents obtained on any Inventions made by the Employee during the Employee's non-working hours, and without use of or reference to the Company's facilities, Confidential Information or materials.

8.3 NON-COMPETITION

For so long as this Agreement is in effect and three (3) years thereafter, the Employee shall not (i) compete with the Company, (ii) directly or indirectly own, acquire, operate, become an employee of, render services to or participate in the management of or invest in or loan any funds to any Person that competes or is reasonably expected to compete with the Company or (iii) solicit, canvass or entice away any director, officer, employee (including any part-time, regular, contract or fixed term director, officer or employee) to work for or otherwise render services to any other Person. To the extent any applicable PRC law expressly requires the Company to compensate the Employee for the Employee's compliance with this Article 8.3 during the abovementioned three (3) years of post-employment non-compete period, the Company shall compensate the Employee in accordance with such law.


                               ARTICLE 9. REMEDIES

9.1 DAMAGES

Breach of any of the provisions of this Agreement may lead to disciplinary action, instant dismissal or other action against the Employee. The Employee shall be held liable for any damage caused by a serious non-observance of the rules and regulations of the Company and for any breach of this Agreement.


                         ARTICLE 10. DISPUTE RESOLUTION

10.1 DISPUTE RESOLUTION

The parties shall settle labour disputes in accordance with the following procedure:

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a. The parties shall first settle any dispute arising from the performance of this Agreement through consultation.

b. Should such consultation fails; any party may submit such dispute to the local Labour Dispute Arbitration Commission within sixty (60) days after the occurrence of the dispute.

c. If any party is not satisfied with the award of the Labour Arbitration Commission, such party may bring a lawsuit at the local People's Court within fifteen (15) days after receiving such award.


                            ARTICLE 11. MISCELLANEOUS

11.1 COMPANY RULES

The Employee Handbook, as amended from time to time, and other rules and materials issued by the Company from time to time shall form part of the terms and conditions of this Agreement.

11.2 WAIVER

No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

11.3 SUCCESSORS AND ASSIGNS

Neither party may assign this Agreement or the rights and obligations hereunder to any third party; provided, however, that the Company may assign its rights and obligations under this Agreement to a successor entity to the Company as the result of a merger or other corporate reorganization and which continues the business of the Company, or to any subsidiary of the Company.

11.4 GOVERNING LAW; SEVERABILITY

The formation, validity, interpretation, execution, amendment and termination of this Agreement shall be governed by the laws of China. If this Agreement at any time conflicts with any applicable law and regulation, the Company and the Employee will comply with all legal requirements and shall promptly amend this Agreement accordingly. In the event any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the other provisions of this Agreement shall remain in full force and effect.

11.5 ENTIRE AGREEMENT; AMENDMENT

This Agreement (i) shall come into effect when it is signed by the parties, (ii) contains a complete statement of all the arrangements between the parties with respect to the Employee's employment by the Company, (iii) supersedes all prior and existing negotiations and agreements between the parties concerning the Employee's employment and (iv) can only be changed or

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modified pursuant to a written instrument duly executed by the Employee and by a duly authorized representative of the Company other than the Employee.

11.6 FORCE MAJEURE

The obligations of the Company under this Agreement shall be suspended during the period and to the extent of the Company is prevented or hindered from the complying therewith by "Force Majeure." In such event, the Company shall give notice to the Employee in writing of such suspension as soon as reasonably possible, stating the date and extent of such suspension and the cause thereof. In the event that the Company reasonably believes that the "Force Majeure" is likely to have a permanent effect, this Agreement will be terminated immediately and the Employee will be compensated up to the date of termination.

"Force Majeure" means any cause beyond the reasonable control of the Company including but not limited to acts of God, wars, strikes, lock-outs, labor disputes and compliance with any law, order, rule, regulation or direction of any government, governmental agency or authority or state-owned enterprise.

11.7 LANGUAGE

This Agreement is executed in English and Chinese.

IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed on the date first written above.



By:
    --------------------------
    Name:
    Title:





By:
    --------------------------
    Name:

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